Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements Numbers: 333-74703, 333-81400, 333-84044, 333-127660, 333-128619, 333-128621, 333-140798, 333-145751, and 333-149577 on Form S-8, Registration Statement Numbers: 333-162193, 333-104778-01 and 333-137691 on Form F-3 and Registration Statement Number: 333-108304 on Form F-4 of our reports dated March 26, 2010 (30 September 2010 as to (1) the retrospective adjustments related to the change in the composition of reportable segments described in Note 1 and (2) operations discontinued in 2010 as discussed in the Accounting Policies), relating to (1) the 2009 and the 2008  financial statements and the retrospective adjustments to the 2007 financial statements of RBS Holdings N.V. (formerly ABN AMRO Holding N.V.), Amsterdam, The Netherlands and its subsidiaries, which report expresses an unqualified opinion and includes an explanatory paragraph regarding the retrospective adjustments to the segment disclosures, consolidated  statement of comprehensive income and the 2007 financial statements for discontinued operations, and (2) the effectiveness of RBS Holdings N.V.’s (formerly ABN AMRO Holding N.V.)’s internal control over financial reporting as at  31 December 2009, appearing in this Form 6-K for the year ended 31 December 2009.

Amsterdam, The Netherlands
30 September 2010

/s/ Deloitte Accountants B.V.